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                          SYSTEMS MANAGEMENT AGREEMENT

       This Agreement is made and entered into between Champion Communications Company (Owner) and Champion Communication Services, Inc. (Manager).

       WHEREAS, the Owner is the holder of a license ("the Licensee") issued by the Federal Communications Commission (the "FCC") to operate an 800 MHz System located at the following location:

                           Colorado Springs, Colorado

       WHEREAS, the Owner desires the Manager to manage the System on behalf of and for the benefit of the Owner; and

       WHEREAS, Manager desires to manage the System on behalf of and for the benefit of the Owner,

       Now, therefore, the parties agree as follows:

       1. Manager will provide complete system management services on behalf of Owner for the System.

       2. Owner is the Licensee of the FCC Systems and shall exercise complete control thereof and shall be responsible for its operation.

       3. In the event that it is determined that any provision of this Agreement, or the relationship between Owner and Manager created hereby violates any FCC rule or regulation, the parties shall immediately make good faith efforts to bring this Agreement or such relationship into compliance with such rules and regulations. If the parties cannot agree to a method to achieve compliance within thirty (30) days after such determination, this Agreement shall immediately terminate.

       4. This Agreement shall commence and become effective upon its execution. The term of this Agreement shall expire December 31, 1996.

       5. Manager has an option to purchase the System any time prior to December 31, 1996. (See attached option).

       6. This Agreement shall be binding upon and insure to the benefit of the parties. All subsequent Owners or Licensees of the System, all future Managers of the System and their respective heirs, representatives, successors, and permissible assigns.
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       The parties have caused this Agreement to be executed the 20th day of
July, 1995.


CHAMPION COMMUNICATIONS                  CHAMPION COMMUNICATION
COMPANY                                  SERVICES, INC.

By:  /s/ ALBERT F. RICHMOND              By:  /s/ PAMELA R. COOPER
   ------------------------------           ------------------------------------
Title: President                         Title: Treasurer
      ---------------------------              ---------------------------------
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                        Champion Communications Company
                               2739 Wisteria Walk
                                Spring, TX 77388

                                PURCHASE OPTION

                                 July 20, 1995

Champion Communications Company hereby grants to Champion Communication Services, Inc. the right to acquire a five-channel 800 MHZ trunked license located in Colorado Springs, Colorado for $100,000 cash as of the date reflected above. The purchase price shall increase 5/8 of 1% per month until such time the option expires on December 31, 1996.